Exhibit 10.14

CAPITAL CONTRIBUTION AGREEMENT

This CAPITAL CONTRIBUTION AGREEMENT (this “Agreement”), effective as of May 9, 2024, is entered into by and among Insight Acquisition Corp., a Delaware corporation (“SPAC”) and Insight Acquisition Sponsor, LLC, a Delaware limited liability company (“Sponsor”).

WHEREAS, (i) SPAC is a special purpose acquisition company and (ii) Sponsor is the sponsor and majority stockholder of the SPAC;

WHEREAS, Sponsor is a party to that certain Letter Agreement, dated September 1, 2021, between the Sponsor and the SPAC (the “Letter Agreement”), pursuant to which, among other things, the Sponsor agreed to indemnify the SPAC for any claims asserted by third-parties to the extent that such claims would reduce the amounts held in the SPAC’s trust account established for the benefit of the SPAC’s stockholders at the time of the SPAC’s initial public offering (the “Trust Account”);

WHEREAS, the SPAC’s Amended and Restated Certificate of Incorporation, dated September 1, 2021, as amended, provides that the SPAC may withdraw interest earned on the Trust Account, to pay taxes due by the SPAC;

WHEREAS, the SPAC erroneously withdrew an aggregate amount of $1,085,644.32 (the “Excess Withdrawal”) from the Trust Account, which the SPAC used to pay certain business expenses unrelated to taxes due by the SPAC;

WHEREAS, the Sponsor has agreed to reimburse the SPAC for the Excess Withdrawal and accordingly, the Sponsor desires to contribute to SPAC, and SPAC desires to accept from Sponsor, an amount in cash equal to $1,085,644.32 (the “Capital Contribution Amount Increase”) pursuant to the Letter Agreement and in consideration for an increase in the capital contribution of Sponsor to SPAC by a corresponding amount; and

WHEREAS, this Agreement shall memorialize the Sponsor’s Capital Contribution Amount Increase in the SPAC.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capital Contribution. On March 15, 2024, Sponsor did contribute to SPAC an amount in cash equal to the Capital Contribution Amount Increase by wire transfer of immediately available funds. Upon receipt by SPAC of the Capital Contribution Amount Increase, the capital contribution of Sponsor in SPAC shall be automatically increased by an amount equal to the Capital Contribution Amount Increase.

2. Further Assurances. The parties hereto agree to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement or the transactions contemplated by this Agreement.

3. Miscellaneous.

a. This Agreement, constitutes the entire agreement among the parties hereto and supersede all prior discussions and writings of the parties with respect to the subject matter hereof.

b. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to the conflicts of law provisions thereof.

c. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

d. No waiver or modification of this Agreement will be binding upon the parties hereto unless made in writing and signed by a duly authorized representative of such party, and no failure or delay in enforcing any right will be deemed a waiver.

e. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument. A facsimile or electronic signature shall be deemed an original for purposes of evidencing execution of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

INSIGHT ACQUISITION CORP.

By:	/s/ Michael Singer
	Name:	Michael Singer
	Title:	Executive Chairman
and Chief Executive Officer

INSIGHT ACQUISITION SPONSOR LLC

By:	/s/ Michael Singer
	Name:	Michael Singer
	Title:	Managing Member

Signature Page to

Capital Contribution Agreement

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